EXHIBIT 23-2


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                              /s/  Arthur Andersen LLP

Rochester, New York
September 18, 1996